Exhibit 10.10

Execution Version

THIRD AMENDMENT TO AMENDED

AND RESTATED EMPLOYMENT AGREEMENT

This Third Amendment (this “Amendment”) between Audacy Services, LLC, (the “Employer”) successor in interest to Audacy, Inc. (f/k/a Entercom Communications Corp.) (together with its subsidiaries or affiliates which may employ you from time to time, the “Company”), and Andrew Sutor (“Employee” or “You”) in order to amend as follows that certain Amended and Restated Employment Agreement, effective as of August 3, 2017, as amended by the certain First Amendment to Amended and Restated Employment Agreement, effective as of January 1, 2020 and by the certain Second Amendment to Amended and Restated Employment Agreement, effective as of October 12, 2023 (the “Employment Agreement”), is entered into as of January 5, 2024 and effective as of, but subject to the occurrence of, the effective date of the Chapter 11 plan implementing the restructuring transactions contemplated by that certain restructuring support agreement between Audacy, Inc. and the applicable first lien lenders (the “Effective Date”).

WHEREAS, the parties desire to amend the Employment Agreement; and

NOW THEREFORE, in consideration of the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Employment Agreement as follows:

1.	Amendments to Employment Agreement:

1.1    With respect to Section 3 of the Employment Agreement (titled “Annual Incentive Bonus”), the parties acknowledge and agree that for purposes of Section 3 of the Employment Agreement, the bonus payable pursuant to that certain Letter Agreement dated January 4, 2024 between Employee and Audacy, Inc. in July 2024 (or such later date as provided for pursuant to the terms of such Letter Agreement) shall be deemed to be included as a portion of Employee’s bonus paid for prior year’s performance described in Section 6(b)(ii) for purposes of determining the Annual Incentive Bonus amount, to the extent Employee becomes eligible for “Severance Benefits” under Section 6(b) or Section 6(e) of the Employment Agreement in connection with a qualifying termination which occurs in calendar year 2025.

1.2    Section 4 of the Employment Agreement (titled “Future Equity Grants”) is hereby struck and replaced with “Reserved.”

2.      Effect of Amendment. All terms and provisions of the Employment Agreement not expressly modified herein shall remain in full force and effect and are binding on You and the Company.

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IN WITNESS WHEREOF, the parties have entered into this Amendment as of the date first set forth above.

Audacy Services, LLC (Successor in interest to Entercom Communications Corp.)

By:	/s/ David J. Field
Name:	David J. Field
Title:	President & Chief Executive Officer
Date:	1/5/2024

Andrew P. Sutor, IV

/s/ Andrew P. Sutor, IV
Date:	1/5/2024